Exhibit 10.5(a)
CERTAIN INFORMATION, IDENTIFIED BY [*****], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

FACILITY SERVICING AGREEMENT

Dated as of May 27, 2020

by and between

GREENSKY, LLC

and

SYNOVUS BANK

FACILITY SERVICING AGREEMENT

THIS FACILITY SERVICING AGREEMENT (the “Servicing Agreement”) dated as of May 27, 2020 (the “Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its direct or indirect subsidiaries that provide, directly or indirectly, any of the services contemplated hereby, “Servicer”), and SYNOVUS BANK, a Georgia state- chartered bank (“Lender”). As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, marketing and administrative services and a technology platform to lenders in connection with lenders originating consumer loans for their own account, primarily through a network of Program Merchants and Sponsors or through consumer direct channels (the “GreenSky® Program”); and

WHEREAS, the GreenSky® Program is administered by Servicer on behalf and under the direction and control of federally-insured and federal- or state-chartered financial institutions participating in the GreenSky® Program, which includes the Lender; and

WHEREAS, Servicer and Lender have entered into a Facility Loan Origination Agreement (as hereinafter amended, the “Origination Agreement”), pursuant to which Lender will fund (or otherwise acquire) and own Loans originated through the GreenSky® Program; and

WHEREAS, Lender has conducted due diligence regarding the GreenSky® Program and its suitability for Lender, and Lender desires that Servicer perform certain servicing on behalf of, and at the direction and control of, Lender with respect to such Loans made by Lender under the GreenSky® Program and pursuant to the Origination Agreement, and Servicer is willing to perform that servicing; and

WHEREAS, Servicer will act as a first-party servicer in the name of the GreenSky® Program or Lender when performing that servicing for such Loans funded (or otherwise acquired) under the Origination Agreement; and

WHEREAS, this Servicing Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the existing Loan Origination Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented from time to time (the “Original Loan Origination Agreement”), and being serviced by Servicer on behalf of Lender under the existing Servicing Agreement, dated as of August 4, 2015, by and between Servicer and Lender, as amended, modified and supplemented from time to time (the “Original Servicing Agreement”), except to the extent otherwise provided in the definition of Loan contained herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Servicer and Lender as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

“Accepted Servicing Practices” shall mean with respect to each Loan, the loan servicing practices that are in compliance (i) in all material respects with all applicable Governmental Requirements, (ii) with the terms of the related credit agreement and the other Loan documents, and (iii) to the extent not in conflict with the preceding clauses (i) and (ii), with the customary industry servicing practices of prudent lending institutions that service consumer loans of the same type as the Loans in the jurisdiction where the related Borrower is located.

“Collections” shall mean with respect to each Loan, all cash, money, available funds, checks, notes, instruments and other items of payment.

“Governmental Requirements” means, collectively, all U.S. federal, state and local statutes, codes, ordinances, laws, and regulations that may apply to Servicer or Lender either now or in the future relating to the Servicing of the Loans, including, but not limited to, applicable federal, state and local consumer protection laws, the federal Truth in Lending Act (Regulation Z), the Equal Credit Opportunity Act (Regulation B), the federal Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Telephone Consumer Protection Act, and the Fair and Accurate Credit Transactions Act of 2003, the Bank Service Company Act, the Bank Secrecy Act, the Gramm- Leach-Bliley Act (Regulation P), and privacy and anti-money laundering laws, and all regulations, rules, orders, guidance, directives, interpretations and decrees of any Governmental Authority related thereto.

“GreenSky® Program ACH Account” shall mean the payment clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky® Program at Fifth Third Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), to which the Borrowers have either been instructed to remit ACH payments on the Loans or authorized Servicer to make ACH payment on the Loans.

“GreenSky® Program Payment Clearing Account” shall mean the payment clearing custodial account(s) established and maintained for the benefit of the lenders in the GreenSky® Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer and approved by Lender (which approval will not unreasonably be withheld or delayed), in order to (a) receive funds from the GreenSky® Program ACH Account for disbursement to Lender’s Designated Account and other accounts held by or for the benefit of lenders in the GreenSky® Program, as applicable, and (b) hold payments from borrowers (including Borrowers, as applicable) received in the Lockbox that initially are unable to be attributed to a loan (including a Loan, as applicable) and disburse such funds to Lender’s Designated Account and other accounts held by or for the benefit of lenders in the GreenSky® Program, as applicable, after identification.

“Indemnified Party” shall have the meaning set forth in Schedule C as referenced in Section 7.13 of this Servicing Agreement.

“Indemnity Proceeding” shall have the meaning set forth in Schedule C as referenced in Section 7.13 of this Servicing Agreement.

“Lender’s Designated Account” shall mean an account established and maintained by Lender, or for the benefit of Lender, as either (i) a non-interest bearing deposit account at Lender or (ii) a deposit account at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer for the Lockbox and the GreenSky® Program Payment Clearing Account and approved by Lender (which approval will not unreasonably be withheld or delayed), in either case for the purposes of receiving Borrower payments from the Lockbox, the GreenSky® Program Payment Clearing Account and the GreenSky® Program ACH Account.

“Loan” shall mean either (a) a consumer loan originated by Lender pursuant to the Origination Agreement, (b) a loan originated (or otherwise acquired) and owned by Lender pursuant to the Original Loan Origination Agreement to the extent that Lender and Servicer agree (which agreement may be via email) that such loan shall constitute a Loan for the purposes of the Origination Agreement, this Servicing Agreement and the Economics Agreement (in which case the Origination Agreement, this Servicing Agreement and the Economics Agreement shall apply to such loan in lieu of the Original Loan Origination Agreement and the Original Servicing Agreement, effective as of the date agreed by Lender and Servicer, and such loan, the Outstanding Balance of such loan and any amounts billed thereon shall only be included in any calculations under the Origination Agreement, this Servicing Agreement and the Economics Agreement from and after such effective date) or (c) or an Acquired Loan, together with any amounts, including interest, fees and other charges, generated with respect thereto; provided, that
(i) in respect of any Participated Loan, from and after the Cutoff Date relating thereto (or date that an Economic Participation is granted pursuant to Section 2.07 of this Servicing Agreement, if applicable), such Participated Loan shall be disregarded for the purposes of the calculation of Outstanding Balance, and (ii) in respect of any Sold Loan, from and after the Cutoff Date relating thereto, such Loan shall no longer be considered a “Loan” hereunder for any purpose.

“Lockbox” shall mean the address for the lockbox service established for the benefit of the lenders in the GreenSky® Program at Wells Fargo Bank, Regions Bank or such other federally-insured bank selected by Servicer for the GreenSky® Program and approved by Lender (which approval will not unreasonably be withheld or delayed), to which the Borrowers are instructed to remit check payments on the Loans.

“Officer’s Certificate” shall mean, unless otherwise specified in this Servicing Agreement, a certificate signed by the President, any Vice President or Chief Financial Officer of Lender or Servicer, as the case may be, or by the President, any Vice President or the Chief Financial Officer of a Successor Servicer.

“Origination Agreement” shall have the meaning set forth in the Recitals.

“[*****]”

“Servicer Default” shall have the meaning set forth in Section 4.01.

“Service Transfer” shall have the meaning set forth in Section 4.01.

“Servicing” shall have the meaning set forth in Section 2.01(b).

“Servicing Fee” shall have the meaning set forth in the Economics Agreement.

“Servicing Reports” shall have the meaning set forth in Schedule A attached hereto.

“Servicing Supplement” means each servicing supplement supplementing this Servicing Agreement and entered into among Servicer, any holder of Economic Participations and, if applicable, any financing counterparty of any such holder, in each case relating to the servicing of such Economic Participations (and the Participated Loans underlying such Economic Participations). Any Servicing Supplement may be (i) in the form of a stand-alone agreement relating solely to the servicing of Participated Loans, or (ii) included in a multi-party or similar agreement also covering other matters relating to such Economic Participations (and the Participated Loans underlying such Economic Participations).

“Successor Servicer” shall have the meaning set forth in Section 4.02(a).

“Termination Notice” shall have the meaning set forth in Section 4.01.

Section 1.02 Other Definitional Provisions.

(a)All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)All capitalized terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Origination Agreement.

(c)The words “hereof,” “herein” and “hereunder” and any words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; and Section, Subsection and Schedule references contained in this Servicing Agreement are references to Sections, Subsections and Schedules in or to this Servicing Agreement unless otherwise specified.

ARTICLE II
ADMINISTRATION AND SERVICING OF LOANS

Section 2.01 Servicing.

(a)Appointment of Servicer. Subject to the terms and conditions set forth herein, including without limitation Section 2.01(b), Lender hereby appoints Servicer to service the Loans, on behalf of and at the direction and control of, Lender substantially in accordance with the common servicing standards established for the GreenSky® Program as provided herein. For clarification purposes, except to the extent provided in the definition of Loans in Section 1.01, this Servicing Agreement shall not apply to the loans previously funded (or otherwise acquired) and owned by Lender under the existing Original Loan Origination Agreement that are being serviced by Servicer on behalf of Lender under the Original Servicing Agreement (the “Existing Portfolio Loans”), and such Existing Portfolio Loans shall be excluded from the provisions of this Servicing Agreement and the economic terms and conditions for such Existing Portfolio Loans shall be governed by the provisions of the Original Loan Origination Agreement and the Original Servicing Agreement.

(b)General Servicing Authority. In accordance with the Accepted Servicing Practices, Servicer agrees to service the Loans, which shall include, but not be limited to, account opening, transaction and payment processing and recording, customer service, statement generation, reporting, billing, repayment disbursements, management, administration, collection, customer service, and consumer complaint identification, monitoring and resolution, in accordance, where applicable, with (i) the criteria established and adopted by Lender and set forth in this Servicing Agreement, as it may be amended from time to time, and on Schedule A annexed hereto, (ii) the terms of the Origination Agreement, as it may be amended from time to time, and any schedules thereto, and (iii) if applicable with respect to any Participated Loans, any applicable Servicing Supplement as described in Section 2.01(i) (“Servicing”). Subject to the Accepted Servicing Practices, Servicer further agrees to provide such other services as Lender and Servicer determine are customary and reasonable in connection with the servicing of the Loans, as provided for herein. Notwithstanding the foregoing, subject to the prior written consent of Lender, Servicer may, but shall not be obligated to, institute litigation in the name of Lender to pursue remedies with respect to any defaulted Loan.

(c)Servicer Reports. Servicer agrees to timely deliver to Lender the servicer reports with respect to the Retained Economics Loans as are set forth on Schedule A annexed hereto. Lender agrees, and hereby directs Servicer, that in respect of any Participated Loans, such reports (together with any other reports relating to such Participated Loans as may be required by any applicable Servicing Supplement) may be delivered to the applicable holder of Economic Participations in such Participated Loans, and shall not be required to be delivered to Lender unless otherwise requested by Lender.

(d)Additional Servicing Authority. Under the supervision and control of Lender, in the Lender’s name and in accordance with the Accepted Servicing Practices, Servicer shall have authority to do all things on behalf of Lender in connection with such Servicing that are reasonably necessary or desirable, and such authority includes, without limitation, filing chargebacks with the applicable payment card network, enforcing contractual rights to reimbursement or refunds from Program Merchants and Sponsors, applying a “provisional credit” to a Borrower’s account (which may result in no interest being billed during the period that the issue giving rise to the provisional credit is being researched and resolved) and crediting a Borrower’s account. Notwithstanding the foregoing, except as provided herein, until a Loan has become subject to a Portfolio Credit Loss and thereafter until Lender has been compensated for the related Portfolio Credit Loss (pursuant to the Economics Agreement) or unless a Loan is subject to a qualifying request under the Servicemembers Civil Rights Act, Servicer shall not, without the prior approval of Lender, (i) modify the material terms of a Loan, including, but not limited to, interest rate and maturity date, or (ii) waive Borrower payment delinquencies.

(i)Notwithstanding the generality of the foregoing, for Lender’s benefit and in accordance with the Accepted Servicing Practices, Lender authorizes Servicer to settle any Borrower complaint or dispute on behalf of, and in the name of, Lender, provided that any individual settlement does not involve a total amount (principal, finance charges, and fees) of more than $20,000. All formal settlements shall be documented using settlement and release agreements adopted by Lender substantially in the form attached hereto as Schedule D. In the event that any settlement amount would exceed $20,000, Servicer will obtain advance settlement authority from Lender.

(ii)The modification of the terms of a Retained Economics Loan, waiver of Borrower payment delinquencies under a Retained Economics Loan, or other settlement of a Retained Economics Loan (where permitted pursuant to this Section 2.01(d)) shall have no effect upon the treatment of the Outstanding Balance of such Loan as a Portfolio Credit Loss.

(e)Borrower Payment Instructions, Deposit of Payments and GreenSky® Program Bank Accounts.

(i)Without limiting the generality of the foregoing, Servicer, on behalf of, and subject at all times to the direction and control of, Lender, agrees to: (A) timely invoice each Borrower for all payments required to be paid by such Borrower, which invoice may be electronic, (B) direct each Borrower to remit such payments due by such Borrower directly to the Lockbox or the GreenSky® Program ACH Account in accordance with Section 2.01(e)(ii), and (C) maintain, with respect to each Loan, complete and accurate records in accordance with the Accepted Servicing Practices.

(ii)Servicer shall instruct Borrowers to make all payments on the Loans as follows: (A) if such payments are made by wire transfer, ACH or direct deposit, then Servicer shall either instruct Borrowers to make such payments to the GreenSky® Program ACH Account or obtain an ACH authorization from Borrowers to make such payments to the GreenSky® Program ACH Account, and Servicer shall cause such amounts to be swept to the GreenSky® Program Payment Clearing Account and transferred and posted to the Lender’s Designated Account within two Business Days, and (B) if such payments are made by check, cash or other means, then Servicer shall instruct Borrowers to make such payments to the Lockbox, and Servicer shall cause such amounts to be transferred and posted to the Lender’s Designated Account within two (2) Business Days. In the event that Servicer shall at any time receive any payment with respect to any Loan directly from a Borrower, Servicer shall deposit such amount into the Lender’s Designated Account or shall forward such amount to the Lockbox (for subsequent transfer to the Lender’s Designated Account) within two (2) Business Days after receipt. Notwithstanding the foregoing, if any amounts that are received in the Lockbox or the GreenSky® Program ACH Account or that are received directly by Servicer are not accompanied by a payment coupon or otherwise are unidentifiable, Servicer initially may deposit such amounts in the GreenSky® Program Payment Clearing Account and shall forward such amounts or direct such amounts to be forwarded (as applicable) to the Lender’s Designated Account or to the Lockbox (for subsequent transfer to the Lender’s Designated Account) as soon thereafter as practicable after they are identified as being attributable to a Loan. All payments received by Servicer from a Borrower are received on behalf of Lender for immediate credit to Borrower’s loan account. From time to time, subject to the prior written approval of Lender (which approval will not unreasonably be withheld or delayed), Servicer may arrange for one or more financial institutions to act as a custodian or nominee to hold certain of the accounts contemplated by the Origination Agreement or this Servicing Agreement, and, in such event, Lender agrees to enter into customary agreements with Servicer and such financial institutions in furtherance thereof.

(iii)Servicer (or its designee) shall maintain each of the GreenSky® Program ACH Account and the GreenSky® Program Payment Clearing Account as custodial accounts on behalf of and for the benefit of the Lender and other lenders that are segregated from Servicer’s or such designee’s own accounts, and Servicer, as Lender’s agent, shall use each such bank account exclusively for the deposit and holding of funds from payments on the Loans owned by Lender and other consumer loans owned by other lenders. Following the deposit of any Collections from the Loans into the GreenSky® Program ACH Account and GreenSky® Program Payment Clearing Account, whether received by Servicer or directly deposited therein, Servicer shall use commercially reasonable efforts to promptly identify and record in its servicing accounting system the application of such Collections to the payment of each respective Loan for which such Collections are attributable, so that any and all Collections deposited into the GreenSky® Program ACH Account and GreenSky® Program Payment Clearing Account will be identifiable and traceable to the respective Loans owned by Lender separate and apart from any of Servicer’s own funds and any funds for any other consumer loans owned by another lender being serviced by Servicer for such other lender.

(f)Borrower Records and Loan Documents. Lender shall own and have reasonable access to all Borrower records including, but not limited to, the credit agreement and other Loan documents, at such time and in such manner as shall be reasonably requested by Lender subject to Servicer being able to provide such access in a commercially reasonable manner. Lender and Servicer may utilize such records for the purposes of marketing other products and services to the Borrowers as permitted by Law and subject to the limitations imposed by the Program Agreement(s). Lender will share information with Servicer for such purposes based on the written authorization of the Borrower to share nonpublic financial information with Servicer. Lender shall reasonably cooperate and collaborate with Servicer on processes to comply with legal and regulatory matters related to such marketing and promotional activities. Notwithstanding anything herein to the contrary but subject to any applicable Servicing Supplement, since the Loans are at all times the sole property of Lender, Lender shall have the unconditional right, at any time and from time to time, to take possession of the original credit agreement, other Loan documents or other original evidence of the debt owed by any Borrower and Servicer shall promptly deliver the same to Lender on Lender’s request.

(g)Payment of Servicing Expenses. Servicer shall pay all of its expenses incurred in connection with the Servicing of the Loans, which for the avoidance of doubt shall not include state documentary taxes, lien filings related to the Loans and costs of instituting collection litigation.

(h)Sharing Borrower Information. Notwithstanding any provision to the contrary in this Servicing Agreement, Lender agrees to share Borrower information with Program

Merchants, Sponsors and other federally-insured and federal- or state-chartered financial institutions participating in the GreenSky® Program and actual and potential Purchasers (and any agent or representative of any of the foregoing) as permitted by the Gramm-Leach-Bliley Act, including, but not limited to, for the purpose of (i) effecting, administering, and enforcing a loan or other transaction requested or authorized by such Borrower, (ii) protecting against or preventing actual or potential fraud, unauthorized transactions, claims, or other liability, or (iii) sharing such information with persons holding a legal or beneficial interest relating to such Borrower. To facilitate such information sharing, and subject to the Accepted Servicing Practices, Lender directs Servicer, as its agent and subject to oversight and control by Lender, to share such information with such third parties for the purposes described in this Section 2.01(h).

(i)Sharing Borrower Reports. Notwithstanding any provision to the contrary in this Servicing Agreement, Lender agrees to share Borrower consumer reports with Purchasers as permitted by the Fair Credit Reporting Act, including (i) before the sale of any Loan or Economic Participation for the purpose of sharing such information incident to the transfer of all or a portion of the underlying Loan or Economic Participation for the purpose of evaluating the potential transaction to consummate the sale or (ii) after the sale of any Loan or Economic Participation to Purchasers acting on behalf of future successors in interest for the purpose of sharing such information incident to the transfer of all or a portion of the underlying Loan or Economic Participation for the purpose of evaluating the potential transaction to consummate such future sale.

(j)Servicing Supplement. Notwithstanding any other provision of this Section 2.01, if, in respect of any Participated Loan, Servicer has agreed in a Servicing Supplement with the holder of an Economic Participation therein to different or additional standards for Servicing such Participated Loan, then Lender agrees that, subject to the Accepted Servicing Practices, such different or additional standards shall apply in respect of such Participated Loans, in lieu of any contrary or other standards set forth in this Section 2.01, provided Lender has been provided a copy of such Servicing Supplement and has not objected thereto, in its reasonable discretion, in writing to Servicer within five (5) Business Days of its receipt thereof.

(k)[*****]

(l)Lender Logo and Trademarks. In connection with the Servicing of each Loan on a Private Label Servicing basis hereunder, Lender authorizes Servicer, and hereby grants to Servicer a non-exclusive, limited and royalty free license, to use the logo, letterhead, service marks and trademarks of Lender to perform the servicing functions delegated to Servicer hereunder during the term of this Servicing Agreement and Servicer shall use its best efforts to display the same pursuant to any reasonable written directions and guidelines provided by Lender to Servicer. Except for the limited license granted hereunder, Servicer shall not have any other right, title or interest in the logos, service marks or trademarks of Lender. Servicer shall not at any time during or after this Servicing Agreement register, attempt to register, or claim any interest in, any logos, service marks and/or trademarks of Lender.

(m)Subsidiaries Providing Services. Pursuant to the first paragraph of this Agreement, any direct or indirect wholly-owned subsidiary of GreenSky, LLC may provide or be delegated any duties, obligations or responsibilities of GreenSky, LLC under this Agreement;

provided, however, that (i) GreenSky, LLC shall not be released or relieved of any of its duties, obligations or responsibilities under this Agreement or any other Origination Papers, (ii) GreenSky, LLC and any such subsidiary shall be jointly and severally liable for any action or omission of any such subsidiary as if such action or omission were an action or omission of GreenSky, LLC, and (iii) any such subsidiary shall be subject to the audit, review and examination rights of Lender as set forth in the Origination Agreement (including Section 6.03 thereof) and this Agreement (including Section 2.04 hereof).
Section 2.02 Compliance.
(a)Prior to the Effective Date, Servicer has furnished to Lender its recommendation of the Servicing policies and procedures for the GreenSky® Program designed to ensure compliance in all material respects with Governmental Requirements and Lender has reviewed and determined to adopt such Servicing policies and procedures for the GreenSky® Program. Servicer shall administer such Servicing policies and procedures for the GreenSky® Program to ensure compliance in all material respects with Governmental Requirements.

(b)Notwithstanding any provision to the contrary herein, Servicer agrees to observe and comply in all material respect with (and to provide training to its applicable personnel regarding compliance with) all Governmental Requirements applicable to the Servicing of the Loans. To the Best of Servicer’s Knowledge, in the event of any failure or violation by Servicer to observe or comply in all material respects with all Governmental Requirements applicable to the Servicing of the Loans, including without limitation any violation to have any material Permit (it being agreed that any Permit required for the performance by Servicer of its obligations under this Servicing Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material) in each jurisdiction in which such Permit is required for the performance of its obligations hereunder, then Servicer shall provide prompt written notice to Lender of such failure or violation.

Section 2.03 Subservicing Agreements.

(a)The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of all or a part of the Loans and may contract with third parties for the performance of incidental services such as performing inspections or monitoring insurance and/or taxes; provided that the Servicer shall remain obligated and liable to the Lender for the servicing and administering of the Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such subservicing agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. References in this Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. For purposes of this Servicing Agreement, the Servicer shall be deemed to have received any payment in respect of a Loan when the applicable or related subservicer receives such payment. The Servicer shall be obligated to pay all fees and expenses of any subservicer.

(b)Each subservicer shall agree to perform any services with respect to the Loans in a manner consistent with Servicer’s obligations hereunder. Each subservicer shall (i) be qualified to do business and have all material Permits (it being agreed that any Permit required for the performance by such subservicer of its obligations under this Servicing Agreement or the other Origination Papers that is necessary for a Loan to be validly made and enforceable shall be deemed material), if and to the extent required by the Governmental Requirements, to enable subservicer to perform its obligations under its subservicing agreement, (ii) comply in all material respects with all applicable Governmental Requirements in the performance of its obligations under its subservicing agreement and (iii) have facilities, procedures and experienced personnel reasonably necessary to perform its obligations under its subservicing agreement.
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(c)As part of its servicing activities hereunder, where Servicer in its reasonable judgment concludes that it is commercially appropriate, the Servicer, for the benefit of the Lender, shall enforce the obligations of each subservicer under the related subservicing agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of subservicing agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the Loan and in a manner consistent with the Servicer’s obligations under this Servicing Agreement and the Origination Agreement. The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds (x) all amounts due in connection with such breach in respect of the related Loan and (y) any other losses suffered by the Lender as a result of such breach, or
(ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)Notwithstanding any other provision of this Section 2.03, if in respect of any Participated Loan, Servicer has agreed in a Servicing Supplement with the holder of an Economic Participation therein to different or additional standards relating to the matters described in this Section 2.03, then Lender agrees that, subject to the Accepted Servicing Practices, such different or additional standards shall apply in respect of such Participated Loans, in lieu of any contrary or other standards set forth in this Section 2.03, provided Lender has been provided a copy of such Servicing Supplement and has not objected thereto, in its reasonable discretion, in writing to Servicer within five (5) Business Days of its receipt thereof, provided, further, however, if such different or additional standards would adversely affect Lender, then Lender’s prior written consent to such different or additional standards shall be required.

Section 2.04 Audit Rights. Servicer agrees to make available its facilities, personnel and records when reasonably requested by Lender (or at any time requested by Lender’s regulators or examiners) at a time to be reasonably agreed to by Servicer, Lender or Lender’s auditors or examiners as appropriate, to enable Lender or its auditors, regulators and examiners to audit Servicer’s internal audit and compliance procedures with respect to Servicer’s:
(a) accounting; (b) information technology and data systems; (c) data security; (d) insurance;
(e) overall operations, processes and procedures; (f) loan origination and loan servicing and collection areas, policies and procedures; (g) compliance with its confidentiality obligations;
(h) use of subservicers and other subcontractors and the supervision and monitoring thereof;
(i) new or revised policies, processes, information technology and management of information systems of the Servicer; (j) reputational and conflict-of-interest issues, if any; (k) Servicer’s process for adjusting or modifying its policies, procedures, and controls in response to changing threats, vulnerabilities, and material breaches or incidents; (l) compliance with and monitoring of

Governmental Requirements and changes and developments with respect thereto and Servicer’s positions regarding regulatory compliance which shall include: (i) providing copies of any related reports or materials, (ii) policies and procedures specific to regulatory, compliance, and operational processes set forth in this Servicing Agreement, (iii) training materials (e.g. web- based, quick reference, FAQs, syllabuses, calendars, course assignments, training frequency, etc.) related to specific Governmental Requirements including without limitation training of new hires, ongoing training, training of contractors and third-parties, and (iv) reporting of customer complaints and sufficient detail of each complaint; (m) financial condition; and (n) the volume, nature, and trends of any complaints by consumers that indicate Servicer might have compliance or risk management issues and the ability to remediate those issues. Such audits may be remote or on-site. Once each calendar quarter (or more frequently if Servicer is in Default or a Performance Termination Event has previously occurred and is continuing or as requested by Lender’s regulators or examiners), at a time to be reasonably agreed to by Servicer and Lender, Lender or its auditors, regulators and examiners shall be entitled to conduct such audits. The Parties will reasonably determine the extent and methodology of the testing or the nature of such audit, subject to the approval of Lender, such approval not to be unreasonably withheld. Further, Servicer shall conduct such self-testing and monitoring, and arrange for such internal audits, as necessary and appropriate to ensure compliance with all requirements of this Servicing Agreement and the Origination Agreement and the development and establishment of contingency planning and obligations applicable to Servicer’s personnel and contractors and applicable Governmental Requirements. Servicer agrees to correct any material deficiencies noted during these audits (as reasonably determined by Lender) within thirty (30) days of such notice (or within ninety (90) days in the event that Servicer promptly undertakes and continues to actively pursue corrective action within 30 days). Should Servicer not correct any such material deficiencies within such time period, then it shall be deemed to be a “Noncompliance Event”. If an audit by Lender or any of its auditors, regulators, or examiners, or audit provided to Lender by Servicer reveals any issues or concerns regarding security, systems, confidentiality or compliance with applicable Governmental Requirements, or if Lender becomes aware of any issues or concerns regarding security, systems, confidentiality or compliance with applicable Governmental Requirements with respect to any other lender of Servicer, Lender may conduct additional audits and testing as reasonably necessary until such issues or concerns are resolved to Lender’s reasonable satisfaction. Upon Lender's reasonable request, Servicer shall assist and cooperate with Lender, in conducting and/or responding to any audit or audit request, including assisting in Lender's attempts to obtain certifications or other confirmations, including industry, professional, regulatory or other standards, regulatory or self-regulatory organizations and standard-setting bodies. Lender’s failure to exercise its right to audit Servicer pursuant to this Section shall not act as a waiver of any of this rights or remedies under this Servicing Agreement.

Section 2.05 Technology License. In furtherance of the activities contemplated by this Servicing Agreement, Servicer grants Lender a non-exclusive, nontransferable, nonsublicensable, revocable license to use, or for Servicer on Lender’s behalf to use, Servicer’s GreenSky® Program technology platform and the trademarks, logos, program names and other intellectual property rights made available by Servicer to lenders participating in the GreenSky® Program in connection with their participation therein (the “Licensed Technology”) during the term of this Servicing Agreement solely for the purposes of, and in connection with, Lender’s participation in the GreenSky® Program. Lender acknowledges and agrees that Servicer will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Technology (including any and all modifications or derivative works thereof) and all intellectual property rights relating thereto, and Lender does not and will not have or acquire any ownership interest in the Licensed Technology (or any modifications or derivative works thereof) or any intellectual property rights relating thereto under or in connection with this Servicing Agreement.
Section 2.06 Portfolio Data. Notwithstanding anything to the contrary contained in this Servicing Agreement, Servicer may share any portfolio data associated with the Loans that does not contain personal identifying information of a Borrower and does not identify Lender by name with the Program Merchants and Sponsors, potential and actual financing sources and investors for Servicer’s business, potential and actual Purchasers and potential and actual assignees, financing sources and investors of Purchasers, Servicer’s business partners and professional advisors (and the agents or representatives of any of the foregoing). Any such disclosure shall be made in compliance with any Governmental Requirements.
Section 2.07 Treatment of Portfolio Credit Loss Loan. Pursuant to this Section 2.07, Lender agrees that it shall hereby assign its entire right, title and interest in any Loan that becomes a Reimbursed Portfolio Credit Loss Loan to Servicer, effective automatically and without further upon such Loan becoming a Reimbursed Portfolio Credit Loss Loan; provided, however, if Servicer does not possess the licenses necessary to own such Reimbursed Portfolio Credit Loss Loan, Lender instead shall hereby grant to Servicer an Economic Participation in such Reimbursed Portfolio Credit Loss Loan, effective automatically and without further upon such Loan becoming a Reimbursed Portfolio Credit Loss Loan, and if Servicer later obtains the licenses necessary to own such Reimbursed Portfolio Credit Loss Loan then Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Reimbursed Portfolio Credit Loss Loan to Servicer. Lender acknowledges that Servicer does not possess the relevant licenses as of the Effective Date and Lender shall grant Economic Participations in Reimbursed Portfolio Credit Loss Loans until such time as Servicer notifies Lender in writing that Servicer has obtained such licenses. Servicer may further assign any Economic Participation it holds in any such Reimbursed Portfolio Credit Loss Loan, and Lender shall, upon Servicer’s request and at no additional cost, transfer Lender’s legal title to such Reimbursed Portfolio Credit Loss Loan to such transferee.

Section 2.08 Agency. Notwithstanding anything to the contrary in this Servicing Agreement or any other agreement between the Parties, Lender appoints Servicer as Lender’s agent for purposes of providing the services contemplated by this Servicing Agreement in accordance with the Accepted Servicing Practices. If Servicer receives funds in connection with the Loans, it will receive such funds as agent of Lender. Servicer agrees that it will hold such funds in trust on behalf of and solely as agent of Lender, and Servicer disclaims any right, title, or interest in such funds (except to the extent that Servicer has any economic rights to such funds pursuant to this Servicing Agreement, the Origination Agreement or the Economics Agreement). Lender agrees that, as between Lender and the Borrower who remits funds to Servicer (or the person on whose behalf such funds are remitted), Lender will consider itself to have received such funds as of receipt by Servicer pursuant to this Servicing Agreement, to the same extent as if Lender had received such funds directly. To the extent that such funds are remitted to Servicer for the purpose of discharging an obligation to Lender, Lender acknowledges that receipt of such funds by Servicer will discharge this obligation to the same extent as if Lender had received such funds directly. Lender acknowledges that funds delivered by a Borrower to Servicer in respect of a Loan as contemplated by this Servicing Agreement are paid to Lender for the purpose of satisfying a preexisting obligation of the Borrower to Lender in respect of such Loan.
Notwithstanding the foregoing or any other provision of this Agreement in respect of Collections relating to Participated Loans, Lender agrees that a Servicing Supplement may direct such Collections to an account designated by the applicable holder of the Economic Participation in such Participated Loan (or any financing counterparty of any such holder).

ARTICLE III
BACKUP SERVICER

Section 3.01. Servicer to Cooperate with Backup Servicer.

(a) Servicer (i) shall cooperate in good faith with the Backup Servicer and such Backup Servicer’s performance of its duties under such Backup Servicing Agreement and (ii) shall not take any action intended to materially and adversely interfere with the Backup Servicer’s performance of its duties under such Backup Servicing Agreement. Servicer shall promptly provide any and all information, data and documents for the Loans mutually agreed with Lender to be provided to such Backup Servicer in the manner and form as reasonably requested by Backup Servicer or Lender and reasonably consented to by Servicer, including any servicer reports pursuant to Section 2.01(c).

(b) Upon a transfer by Servicer of Servicing hereunder to the Backup Servicer as a Successor Servicer pursuant to Section 4.02, Servicer agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of Servicing of the Loans hereunder, including, without limitation, the transfer to the Backup Servicer as Successor Servicer for the administration by it of all Collections that shall at the time be held by Servicer for deposit, or thereafter received with respect to the Loans, and the delivery to the Backup Servicer in an orderly and timely fashion of all Loan files, related documents and records with respect to the Loans, which shall include a computer tape in readable form containing all information and data necessary to enable the Backup Servicer to perform the Servicing the Loans hereunder

ARTICLE IV
SERVICER DEFAULTS

Section 4.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)any failure by Servicer to make any payment, transfer or deposit to Lender or to give instructions or to give notice to the bank holding the Lockbox or GreenSky® Program ACH Account to make such payment, transfer or deposit on or before the date occurring three (3) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Servicing Agreement or the Origination Agreement;

(b)(i) failure on the part of Servicer to duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Servicing Agreement or in the Origination Agreement and which continues unremedied for a period of thirty (30) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Lender; (ii) failure of Servicer to maintain any required Permits to do business or service any consumer loans in any jurisdiction as a first party servicer, and (A) such failure would reasonably be expected to adversely affect the collectability, enforceability or validity of a material portion of the Retained Economics Loans and (B) Servicer shall have failed to take commercially reasonable actions to obtain the applicable Permit by commencing the application process in such jurisdiction within sixty (60) days after confirmation by the relevant Governmental Authority that such Permit is required, or (iii) Servicer shall assign its duties under this Servicing Agreement, except as permitted by Section 7.05;

(c)any representation, warranty or certification made by Servicer in this Servicing Agreement, the Origination Agreement, or in any certificate delivered pursuant to this Servicing Agreement or the Origination Agreement shall prove to have been materially incorrect when made, which, if capable of being remedied, continues for a period of thirty (30) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to Servicer by Lender;

(d)any Noncompliance Event as defined in the Origination Agreement;

(e)any Governmental Authority issues or enters any Order against Servicer or any of its Affiliates (other than a Servicer Regulatory Routine Inquiry) that has a material adverse impact on (i) the administration, marketing, collection, servicing or enforcement of Retained Economic Loans the aggregate outstanding principal balances of which constitutes at least [*****] percent ([*****]%) of an amount equal to the maximum Commitment Amount (which, if the Commitment Period has expired or been terminated, shall be deemed for such purpose to be the maximum Commitment Amount in effect immediately prior to such expiration or termination), (ii) the ability of Servicer or Lender to perform their respective obligations under the Servicing Agreement, or (iii) the rights of Lender under this Servicing Agreement or the transactions contemplated hereunder, provided, that, (x) in each case, upon the favorable resolution of such Order, as determined by Lender in its reasonable discretion (whether by judgment, withdrawal of such Order, settlement or otherwise) and confirmed by written notice from Lender (not to be unreasonably withheld or delayed), such event shall cease to exist immediately upon such determination by Lender, and (y) for the avoidance of doubt, the issuance of a civil investigative demand, subpoena or other information request by a Governmental Authority shall not, on its own, constitute such an event (such event described in this clause (e), a “Servicer Regulatory Event”), and Servicer is unable to cure such Servicer Regulatory Event within sixty (60) days (if such Regulatory Event is subject to cure or if such cure period is permitted by such Governmental Authority), it being agreed that Servicer shall have the right to cure a Servicer Regulatory Event by purchasing (or causing its designee to purchase) on a whole loan basis a portion of the Retained Economics Loans impacted by such Regulatory Event (or, if Lender’s ownership of such Retained Economics Loans does not violate applicable Law, Economic Participations in a portion of such Retained Economics Loans) such that the Servicer Regulatory Event ceases to exist, with such purchase by Servicer (or its designee) being made in accordance with the terms of Section 2.07 of the Origination Agreement (including the requirements applicable to a proposed designee, as set forth therein); or

(f)Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all its property, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding- up or liquidation of its or any of its Affiliates affairs, shall have been commenced against Servicer and such action shall have remained undischarged or unstayed for a period of sixty (60) days or an order or decree providing for such relief shall have been entered; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, Lender by notice then given to Servicer and, if applicable, each Purchaser (or other holder) then set forth in the Participation Register (a “Termination Notice”), may terminate all of the rights and obligations of Servicer as servicer under this Servicing Agreement and appoint a Successor Servicer in accordance with Section 4.02, (i) in the case of the Retained Economics Loans, within ten (10) Business Days following delivery of a Termination Notice to Servicer, or (ii) in the case of the Participated Loans, not prior to the fifteenth (15th) day after notice has been given to the applicable Purchaser (or other holder) relating thereto as described immediately above.

After receipt by Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by Lender pursuant to Section 4.02, all authority and power of Servicer under this Servicing Agreement, except for the right to receive payment under Section 4.02(b) reduced by (i) the servicing fee paid by Lender to the Successor Servicer (or, if Lender is the Successor Servicer, by the reasonable amount that Lender would have to pay to an independent Successor Servicer in an arms’ length transaction), shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, Lender is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer.
Servicer agrees to cooperate with Lender and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of Servicer to service the Loans provided for under this Servicing Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which have been deposited by Servicer in the Lockbox or GreenSky® Program ACH Account, or which shall thereafter be received with respect to the Loans, and in assisting the Successor Servicer. Servicer shall also complete such transfer of its rights under the Program Agreements as may be necessary for the Successor Servicer to adequately perform its duties and obligations under this Servicing Agreement; but otherwise, Servicer shall remain obligated under and shall continue to perform its duties and obligations under the Program Agreements. Servicer shall, within ten (10) Business Days of a Service Transfer, transfer its electronic records relating to the Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing and enforcement of the Loans in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer and such expenses incurred in transferring the servicing duties to the Successor Servicer may be deducted by Lender from [*****]. To the extent that compliance with this Section shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer reasonably deems to be proprietary and confidential, the Successor Servicer shall be required to enter into such customary confidentiality agreements as Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance shall not constitute a Servicer Default (i) under paragraph (a) above for a period of five (5) Business Days after the applicable grace period or (ii) under paragraph (b) or (c) above for a period of fifteen (15) Business Days after the applicable grace period, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Servicing Agreement and Servicer shall provide Lender with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 4.02. Appointment of Successor Servicer.

(a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 4.01, Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice or otherwise specified by Lender or until a date mutually agreed upon by Servicer and Lender. Lender shall as promptly as possible after the giving of a Termination Notice appoint the Backup Servicer or on commercially reasonable terms another third party servicing entity selected by Lender in its sole discretion, or itself on commercially reasonable terms, as the successor servicer of this Servicing Agreement (the “Successor Servicer”), and such Successor Servicer, if a third party, shall accept its appointment by a written assumption in a form acceptable to Lender. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Lender, without further action, shall automatically be appointed on commercially reasonably terms the Successor Servicer. Notwithstanding the foregoing, Lender shall, if it is legally unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as the Successor Servicer hereunder.

(b)Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions and collection of any payment of fees or expenses under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Servicing Agreement to Servicer shall be deemed to refer to the Successor Servicer; provided, however, that the Lender shall reserve the right to amend or modify the terms of this Servicing Agreement as a condition to engaging any third-party Successor Servicer provided that, the Performance Fee and Servicing Fee due to Servicer under the Economics Agreement shall be reduced only by the reasonable amount that Lender would have to pay to an independent Successor Servicer in an arms’ length transaction.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.01 Representations and Warranties of Servicer. Servicer represents and warrants to Lender as follows:

(a)Organization and Good Standing. Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, except where its failure to do so would not reasonably be expected to result in a Material Adverse Effect. Servicer shall be entitled, however, to convert into a Georgia or Delaware corporation.

(b)Power and Authority; Enforceability. Servicer has all necessary company power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Servicer of the transactions contemplated hereby have been duly authorized by all company action of Servicer, and this Servicing Agreement has been duly executed and delivered by Servicer and constitutes the valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(c)Origination Agreement Representations. All of the representations and warranties made by Servicer under Sections 4.01 and 4.02 of the Origination Agreement are hereby incorporated by reference and restated as representations and warranties made as of the date hereof and as of each Settlement Date (as that term is defined in the Origination Agreement) under this Servicing Agreement.

(d)Data Integrity. All information provided by Servicer to Lender through Servicer’s servicing platform relating to each Loan is true, correct and consistent, in all material respects, with the information obtained or generated by Servicer in connection with its servicing of each such Loan.
(e)Ability to Service. Servicer is a servicer of consumer loans, with the facilities, procedures and experienced personnel reasonably necessary for the servicing of Loans hereunder.

Section 5.02 Representations and Warranties of Lender. Lender represents and warrants to Servicer as follows:

(a)Organization and Good Standing. Lender is a state bank duly organized, validly existing and in good standing under the laws of the State of Georgia.

(b)Power and Authority; Enforceability. Lender has all necessary corporate power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all corporate action of Lender, and this Servicing Agreement has been duly executed and delivered by Lender and constitutes the valid and binding obligation of Lender, enforceable against Lender in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors' rights generally and by general equity principles).

(c)Origination Agreement Representations. All of the representations and warranties made by Lender under Sections 4.03 of the Origination Agreement are hereby incorporated by reference and restated as representations and warranties made as of the date hereof and as of each Settlement Date (as that term is defined in the Origination Agreement) under this Servicing Agreement.

ARTICLE VI
TERM AND TERMINATION

Section 6.01 Term.

(a)This Servicing Agreement shall begin on the Effective Date and end on the date that all Loans have been repaid in full (other than charged-off Loans) and the statute of limitations on collections of the charged-off Loans has expired (unless any disputes are in the process of being resolved and Lender and Servicer agree that the Servicing Agreement shall remain in effect until such disputes are resolved), unless sooner terminated as provided herein.

(b)Upon termination of Servicer’s Servicing under this Servicing Agreement, and at Lender’s sole cost and expense, Servicer agrees to reasonably cooperate with and provide to the Successor Servicer, termination assistance intended to allow the Servicing to continue without material interruption or material adverse effect and/or to facilitate the orderly migration and transfer of the Servicing to the Successor Servicer, if applicable (“Termination Assistance”), including without limitation assistance to promptly resolve any data discrepancies or errors or any technology conversion or compatibility issues. For a period of up to six (6) months following the date of termination, Servicer will provide, at Lender’s request and expense, any or all Termination Assistance. Termination Assistance Services will be negotiated in good faith and shall be paid currently and not by means of any setoff or offset.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Servicing Agreement may not be modified or amended except by a writing executed by the Parties hereto.

Section 7.02 Governing Law. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03 Notices. All demands, notices, documentation, deliverables and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, or via .pdf format or via email upon, in each case, electronic confirmation of receipt thereof by the other Party, directed to the address shown as follows:

If to Servicer: GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

and, with respect to formal notices and legal correspondence, with a copy to:

GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: Chief Legal Officer

If to Lender: Synovus Bank
1111 Bay Avenue
Card Services Director
Columbus, Georgia 31901
Attention: Christopher Pyle

and, with respect to formal notices and legal correspondence, with a copy to:

Synovus Centre
1111 Bay Avenue, Suite 500
Columbus, GA 31901
Attention: Allan E. Kamensky

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

Section 7.05 Assignment. This Servicing Agreement is binding upon the Parties and their successors and assigns. Neither Party may assign this Servicing Agreement or any of its rights or obligations hereunder to any Person that is not an Affiliate without the prior written consent of the other Party, which may be withheld. Any purported assignment to a Person, without such prior written consent shall be void. Notwithstanding the foregoing, (a) provided that any such security interest is released before (or contemporaneously with) any Retained Economics Loan becoming a Participated Loan, Lender may grant a security interest in all or part of the Retained Economics Loans to any Person without limitation or restriction provided that any Person that acquires any security interest therein agrees to be bound by the terms of this Servicing Agreement and the Origination Agreement, (b) in the event that the Origination Agreement has been terminated and any remaining Retained Economic Loan is not then subject to a [*****], Lender may sell, convey or assign such Retained Economics Loan to any Person without limitation or restriction provided that such Person that acquires any interest therein agrees to be bound by the terms of this Servicing Agreement and the Economics Agreement with respect to such Retained Economic Loan (to the extent that such sale does not occur pursuant to Section 2.12 of the Origination Agreement), and (c) Servicer may assign its interest hereunder as part of the sale, transfer or assignment of all or substantially all of the assets or business of the Servicer or the sale, transfer or assignment of equity interests of the Servicer (or any holding company thereof) so long as such successor to such sale, transfer or assignment assumes in writing all of the obligations of the Servicer hereunder and under the Origination Agreement and the Economics Agreement in a manner reasonably satisfactory to the Lender.

Section 7.06 Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Servicing Agreement.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Counterparts. This Servicing Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09 Binding. This Servicing Agreement will inure to the benefit of and are binding upon the Parties hereto and their respective successors and permitted assigns.

Section 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement and the Schedules attached hereto (the language of which Schedules is hereby incorporated by reference herein and made a part hereof), together with any applicable Servicing Supplement(s), the Origination Agreement and the Economics Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement. This Servicing Agreement may not be modified, amended, waived or supplemented except as provided herein.

Notwithstanding the foregoing, the ongoing covenants and obligations of the Servicer set forth in Sections 5.01, the “Compliance Conditions”, and Schedules 8.1 through 8.6 of the Origination Agreement are hereby incorporated into the Servicing Agreement and shall remain in effect notwithstanding the termination or expiration of the Origination Agreement.

Section 7.11 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12 Survival. All representations, warranties and agreements contained in this Servicing Agreement shall remain operative and in full force and effect and shall survive until the termination of this Servicing Agreement. In addition, the termination or expiration of this Servicing Agreement shall not affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Servicing Agreement that by their terms continue after termination.

Section 7.13. Third-Party Claims. The Servicer hereby agrees to indemnify and hold the Lender harmless from and with respect to Indemnified Costs in accordance with Schedule C attached hereto.

Section 7.14. Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE SERVICER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDER AND THE SERVICER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS SERVICING AGREEMENT, THE ORIGINATION AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE SERVICER OR THE LENDER OF ANY KIND OR NATURE RELATING TO ANY OF THIS SERVICING AGREEMENT, THE ORIGINATION AGREEMENT OR THE LOANS.

(b)EACH OF THE SERVICER AND THE LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA AND ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE THE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE SERVICER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS SERVICING AGREEMENT, THE ORIGINATION AGREEMENT, ANY LOAN AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THEREBY OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE SERVICER AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER

WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE A PARTY HERETO OR THE ENFORCEMENT BY A PARTY HERETO OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)Each Party acknowledges that it has been represented by legal counsel of its own choosing and has been advised of the intent, scope and effect of this Section 7.14 and has voluntarily entered into this Servicing Agreement and this Section 7.14.

ARTICLE VIII
SUPPLEMENTAL PROVISIONS

The covenants and obligations of the Parties set forth in Schedules 8.1, 8.2, 8.3, 8.4, 8.5 and 8.6 of the Origination Agreement are hereby incorporated by reference herein (in addition to other incorporations by reference set forth herein).

ARTICLE IX
DAMAGES

Section 9.01 Servicer’s Damages. In the event of a Default by Lender of this Servicing Agreement, Lender shall be liable for all of Servicer’s damages under applicable Law, except to extent such damages are attributable to a Default by Servicer of any Origination Papers.

Section 9.02 Lender’s Damages. In the event of a Default by Servicer of this Servicing Agreement, and in addition to the termination remedies set forth in Article IV hereof, Servicer shall be liable for all of Lender’s damages under applicable Law, except to extent such damages are attributable to a Default by Lender of any Origination Papers, and for the sake of clarity, such damages shall include, but not be limited to, any fines or penalties imposed on Lender by a federal or state bank regulatory agency.

Section 9.03. Types of Damages. Except as expressly provided in Sections 9.01 and 9.02, in no event shall either Servicer or Lender, or any of their respective officers, directors, employees, agents or affiliates, be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder. The foregoing limitation shall not limit any liabilities, obligations or recoveries pursuant to Section 7.13 hereof, the obligation of the Servicer to purchase Loans pursuant to Section 2.07 of the Origination Agreement, or the obligation of the Lender to pay the Servicing Fee and the Performance Fee.

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IN WITNESS WHEREOF, Servicer and Lender have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By: /s/ Timothy D. Kaliban
Name: Timothy D. Kaliban
Title: President

SYNOVUS BANK

By: /s/ Christopher Pyle
Name: Christopher Pyle
Title: Group Executive

Schedule A Servicing
Schedule B [*****]
Schedule C Indemnification for Third-Party Claims
Schedule D Form of Confidential Settlement and Release Agreement